Exhibit 10.52
WATERS
401(k) RESTORATION PLAN
Amended and Restated
Effective January 1, 2008
Except as otherwise provided herein

TABLE OF CONTENTS

PREAMBLE	1

ARTICLE I DEFINITIONS	2

ARTICLE II PARTICIPATION	5
2.1 Eligibility	5
2.2 Election to Make Contributions	5
2.3 Participation—Generally	5

ARTICLE III PARTICIPANT CONTRIBUTIONS	7
3.1 Nature of Participant Contributions	7
3.2 Pre-Tax Contributions	7
3.3 Incentive Bonus Deferrals	7
3.4 Cancellation of Deferral Elections	7

ARTICLE IV EMPLOYER CONTRIBUTIONS	8
4.1 Eligibility for Matching Contributions	8
4.2 Amount of Matching Contribution	8
4.3 Eligibility for Transition Benefit	8
4.4 Amount of Transition Benefit	8
4.5 Transfer Account	9

ARTICLE V INVESTMENT AND VALUATION	10
5.1 Investment of Accounts	10
5.2 Valuation of Accounts	10

ARTICLE VI DISTRIBUTIONS	11
6.1 Distribution Elections—Pre-2005 Contributions	11
6.2 Distribution Elections—2005-2006 Contributions	11
6.3 Distribution Elections—Post-2006 Contributions	12
6.4 Distribution Elections—Transition Benefit	12
6.5 Form of Distribution	13
6.6 Timing of Distribution	13
6.7 Small Payments	14
6.8 Emergency Payments	14
6.9 Restriction on Timing of Distributions	15

ARTICLE VII VESTING	16

ARTICLE VIII ADMINISTRATION, FUNDING AND AMENDMENT/TERMINATION	17
8.1 Administration	17
8.2 Funding	17
8.3 Amendment and Termination	17

ARTICLE IX GENERAL PROVISIONS	18
9.1 Compliance with Section 409A	18
9.2 Payment to Minors and Incompetents	18

- i -

9.3 No Contract	18
9.4 Use of Masculine and Feminine; Singular and Plural	18
9.5 Non-Alienation of Benefits	18
9.6 Governing Law	18
9.7 Captions	19
 - ii -

PREAMBLE
Effective August 19, 1994, Waters Technologies Corporation (the “Corporation”) established this non-qualified defined contribution restoration plan referred to as the Waters 401(k) Restoration Plan (the “Plan”).
The purpose of this Plan is three-fold:
(a)	to allow Eligible Employees to defer Pay on a non-qualified basis;

(b)	to restore Matching Contributions that cannot be made under the Waters Employee Investment Plan (the “Basic Plan”) due to the operation of the pay limit under the Internal Revenue Code (the “Code”) Section 401(a)(17); and

(c)	to provide for certain Transition Benefits.
It is intended that funds accumulated under this Plan will be used to provide benefits payable to the Employee upon his or her retirement, death, disability, or Separation from Service.
Accounts under the Plan are intended to be invested under a Rabbi Trust, the corpus of which is available to the Participating Employer’s creditors in the event of bankruptcy. However, the Participating Employers may, at their discretion, choose not to set aside funds in the Rabbi Trust, and in all cases may elect to pay the benefits promised hereunder from general assets.
The Plan is hereby amended and restated effective January 1, 2008 to reflect changes in the terms of the Plan and to comply with current laws and regulations, including, but not limited to, Section 409A of the Code and its accompanying regulations.

ARTICLE I
DEFINITIONS
The following words and phrases when in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:
1.1	“Account” means the credit balance of a Participant under the Plan represented by his or her Pre-Tax Contributions Account, Matching Contributions Account, Incentive Bonus Deferrals Account, Transfer Account and Transition Benefit Account, if applicable, and investment earnings and losses credited to each under the terms of the Plan.

1.2	“Affiliate” means Waters Technologies Corporation and any other trade or business (whether or not incorporated) which is under common control (as defined in Code Sections 414(b) and 414(c)) with the Corporation; but only for the period during which such other corporation or such other trade or business and the Corporation are members of such controlled group with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code Section 414(o).

1.3	“Basic Plan” means the Waters Employee Investment Plan.

1.4	“Beneficiary” means the person or persons designated by the Participant or former Participant to receive benefits under this Plan in the event of the Participant’s death. If the Participant does not designate a Beneficiary under this Plan, the Beneficiary shall be determined pursuant to Section 9.3 of the Basic Plan.

1.5	“Board” means the Board of Directors of Waters Technologies Corporation.

1.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

1.7	“Committees” means the EBAC and EBIC designated by the Corporation to administer the Basic Plan in accordance with Section 10.1 of the Basic Plan.

1.8	“Corporation” means Waters Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

1.9	“EBAC” means the Employee Benefit Administration Committee designated to administer the Basic Plan in accordance with Section 10.1 of the Basic Plan.

1.10	“EBIC” means the Employee Benefit Investment Committee designated to manage the investments of the Basic Plan in accordance with Section 10.1 of the Basic Plan.

1.11	“Effective Date” means August 19, 1994, except that this amendment and restatement shall be effective January 1, 2008.

1.12	“Eligible Employee” means an Employee who is included in the eligible class described in Section 2.1.

1.13	“Employee” means any person employed on a regular full-time or a regular part-time basis by a Participating Employer.

1.14	“Incentive Bonus” means any “Management Incentive Plan” or “Performance Incentive Plan” bonus approved by the Board.

1.15	“Incentive Bonus Deferrals” mean deferrals of a Participant’s Incentive Bonus made on behalf of a Participant pursuant to Section 3.3 of the Plan.

1.16	“Incentive Bonus Deferral Accounts” means a Participant’s interest in the Plan attributable to Incentive Bonus Deferrals for a Plan Year(s).

1.17	“Matching Contributions” means a credit made on behalf of a Participant as described in Section 4.2.

1.18	“Matching Contributions Account” means the Participant’s interest in the Plan attributable to Matching Contributions for a Plan Year(s).

1.19	“Participant” means an Eligible Employee who is participating in the Plan pursuant to Section 2.1.

1.20	“Participating Employer” means the Corporation or any Affiliate which has been authorized by the Board to participate in the Plan and has elected to do so.

1.21	“Pay” means the annual compensation that would otherwise be recognized under the Basic Plan for salary deferral purposes without regard to the limit on pensionable compensation under Code Section 401(a)(17), plus such other elements of compensation that may be permitted by the EBAC to be voluntarily deferred from time to time under rules and procedures it may adopt. “Pay” shall include amounts paid as commissions.

1.22	“Plan” means the Waters 401(k) Restoration Plan as set forth in this document and as amended from time to time.

1.23	“Plan Year” means the twelve-month period beginning each January 1 and ending each December 31.

1.24	“Pre-Tax Contributions” mean the salary reduction contributions made on behalf of a Participant pursuant to Section 3.2.

1.25	“Pre-Tax Contributions Account” means a Participant’s interest in the Plan attributable to Pre-Tax Contributions for a Plan Year(s).

1.26	“Rabbi Trust” means a trust established by the Corporation for the accumulation and investment of Pre-Tax Contributions, Matching Contributions, Incentive Bonus

Deferrals, Transfer Accounts and Transition Benefits, the terms of which are governed by a separate trust agreement.

1.27	“Separation from Service” means a termination of employment as defined in Treas. Regs. § 1.409A-1(h)(1).

1.28	“Specified Employee” means a Participant who is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof). A Participant will be considered a key employee for the period commencing April 1 and ending on the March 31 thereafter if he or she was a key employee on the previous December 31 and such designation shall be effective solely for that period.

1.29	“Transfer Account” means any liability transferred to the Corporation on behalf of a Participant from a prior non-qualified arrangement which provided supplemental retirement benefits for certain eligible employees of a newly Participating Employer.

1.30	“Transition Benefit” means the Employer contribution made in accordance with Sections 4.3 and 4.4 of the Plan.

1.31	“Transition Benefit Account” means a Participant’s interest in the Plan attributable to the Transition Benefit.

1.32	“Valuation Date” means each business day that the New York Stock Exchange is open for trading, or such other dates established by the EBAC.

ARTICLE II
PARTICIPATION
2.1	Eligibility.

A Basic Plan participant shall be eligible to participate in this Plan for a Plan Year if such Employee is part of a select group of management or highly compensated employees as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended from time to time; and either:
(a)	has a base annual salary as of November 1, 2007 of at least $130,232.35 for 2008 Plan Year eligibility (increased each November 1st thereafter to reflect increases in the Consumer Price Index for the twelve-month period ending on the immediately preceding September 30 under section 215(i)(2)(A) of the Social Security Act); or

(b)	was a Participant in the Plan in a prior Plan Year.
2.2	Election to Make Contributions.

An Eligible Employee must file a written election to make contributions to the Plan as of the date specified below in the Plan Year preceding the Plan Year for which the contributions will be made:

Type of Contribution	Election Deadline
Pre-Tax Contributions	December 15

Incentive Bonus Deferrals	June 30
This election is irrevocable and shall remain in effect for the entirety of the Plan Year with respect to which it is made, except as otherwise provided in Section 3.4.

A new election must be made for each Plan Year in which the Participant wishes to make Pre-tax Contributions and/or Incentive Bonus Deferrals to the Plan.

2.3	Participation—Generally.
(a)	Eligible Employees shall only be eligible to commence participation in the Plan on January 1.

(b)	A former Participant who is reemployed will only be treated as an Eligible Employee under Section 2.1 if:
(i)	he or she has been paid all amounts previously accrued under the Plan and was ineligible to participate in the Plan prior to the date of such distribution; or

(ii)	he or she has been ineligible to participate in the Plan at any time during the twenty-four (24) month period ending on the date he or she again becomes an Eligible Employee.

ARTICLE III
PARTICIPANT CONTRIBUTIONS
3.1	Nature of Participant Contributions.

All Participant contributions under the Plan shall be Pre-Tax Contributions as defined under Section 3.2 or Incentive Bonus Deferrals as defined under Section 3.3.

3.2	Pre-Tax Contributions.

A Participant may authorize a Participating Employer to defer up to thirty percent (30%) his or her Pay as Pre-Tax Contributions to the Plan. The Participant’s Pay shall be reduced each pay period by the designated percentage, and such contributions shall be credited to the Participant’s Pre-Tax Contributions Account.

This election is irrevocable and shall remain in effect for the entirety of the Plan Year with respect to which it is made, except as otherwise provided in Section 3.4

The EBAC may establish other rules and procedures which shall govern the election of Pre-Tax Contributions under this Section 3.2. Such rules and procedures shall be binding upon all Participants.

3.3	Incentive Bonus Deferrals.

A Participant may authorize the Participating Employer to defer up to fifty percent (50%) of his or her Incentive Bonus as Incentive Bonus Deferrals to the Plan. The Participant’s Incentive Bonus shall be reduced by the designated percentage, and such contribution will be credited to the Participant’s Incentive Bonus Deferrals Account.

This election is irrevocable and shall remain in effect for the entirety of the Plan Year with respect to which it is made, except as otherwise provided in Section 3.4

The EBAC may establish other rules and procedures which shall govern the election of Incentive Bonus Deferrals under this Section 3.3. Such rules and procedures shall be binding upon all Participants.

3.4	Cancellation of Deferral Elections.

If the Participant has received a distribution from the Basic Plan, or any similar plan of the Corporation, due to a hardship distribution under Section 1.401(k)-1(d)(3) of the regulations accompanying the Code, the Participant’s election to make Pre-Tax Contributions and/or Incentive Bonus Deferrals to this Plan shall be automatically cancelled for the remainder of the Plan Year.

ARTICLE IV
EMPLOYER CONTRIBUTIONS
4.1	Eligibility for Matching Contributions.

Each Participant who has made deferrals to this Plan during a Plan Year shall be eligible for a Matching Contribution.

4.2	Amount of Matching Contribution.

The Matching Contribution Account of a Participant eligible to receive Matching Contributions under Section 4.1 shall be credited with an amount equal to one hundred percent (100%) of up to the first six percent (6%) of the Participant’s Pay in excess of the limit in effect under Section 401(a)(17) of the Code ($230,000 for 2008), or such other amount as the Secretary of the Treasury may determine for such Plan Year in accordance with Section 401(a)(17) of the Code, deferred to this Plan as Pre-Tax Contributions and/or Incentive Bonus Deferrals.

4.3	Eligibility for Transition Benefit.

Each Participant who receives a Transition Benefit under the Basic Plan that is less than the full amount that would otherwise be payable due to the limit in effect under Section 401(a)(17) of the Code ($230,000 for 2008) or the limit on contributions set forth in Section 415(c) of the Code, or such other amount as the Secretary of the Treasury may determine, shall be eligible to receive a Transition Benefit under this Plan.

4.4	Amount of Transition Benefit.

The amount of the Transition Benefit paid to the Transition Benefit Account of each Participant eligible pursuant to Section 4.3 shall be equal to the excess, if any, of (a) over (b) where:
(a)	is the Transition Benefit (as that term is defined under the Basic Plan) which would have been contributed on behalf of such Participant under the Basic Plan if the provisions of the Basic Plan were administered without regard to the compensation limitations of Code Section 401(a)(17), and regulations thereunder, and the contribution limitations of Section 415(c) of the Code, and the regulations thereunder; and

(b)	is the Transition Benefit (as that term is defined under the Basic Plan ) which is contributed on behalf of such Participant under the Basic Plan.

4.5	Transfer Account.

A Participant’s Transfer Account, if any, is intended to be funded by a Rabbi Trust deposit made by the Participating Employer equal to the liability transferred from the prior plan of the newly Participating Employer on behalf of such Participant. No amounts shall be contributed to a Participant’s Transfer Account and no new Transfer Accounts shall be established after December 31, 2007.

ARTICLE V
INVESTMENT AND VALUATION
5.1	Investment of Accounts.

A Participant’s Account shall be deemed to be invested at the Participant’s election in one percent (1%) increments in one or more investment funds offered under the Plan. The terms, conditions and procedures under which a Participant may elect to invest his or her Account hereunder shall be specified by the Committees, in their sole discretion, from time to time.

Investment income or losses credited to such Account shall reflect the actual experience of the funds in which the Participant’s Account is deemed to be invested. During the absence of a valid election by a Participant, the contributions made by or on behalf of such Participant shall be credited to such fund as the Committees shall determine to be a prudent investment at that time.

5.2	Valuation of Accounts.

A Participant’s Account shall be valued as of each Valuation Date under procedures established by the EBAC.

ARTICLE VI
DISTRIBUTIONS
6.1	Distribution Elections—Pre-2005 Contributions.

Contributions made prior to 2005 and any earnings thereon shall be distributed in the form and at the time elected by the Participant prior to the effective date of this amendment and restatement.

Notwithstanding the foregoing, and except as otherwise provided below, a Participant may elect to change the form of his or her distribution, or the timing of such distribution, or both, at the times permitted by the EBAC, provided that such change in form or time of payment must be made no later than twelve (12) months prior to the date on which the Participant has a Separation from Service. If a Participant elects to change the form or timing of payment, but has a Separation from Service prior to the twelfth month following such change, the Participant’s contributions made prior to 2005 and any earnings thereon shall be distributed in the form and/or at the time elected by the Participant prior to the most recent change.

Any distribution election made with respect to contributions made prior to 2005 shall apply to all contributions made prior to 2005, regardless of the source of such contributions or the year in which such contributions were made.

6.2	Distribution Elections—2005-2006 Contributions.

Contributions made during 2005 and 2006 and any earnings thereon shall be distributed in the form and at the time elected by the Participant prior to the effective date of this amendment and restatement.

Notwithstanding the foregoing, a Participant may elect to change the form of his or her distribution, or the timing of such distribution, or both, at the times permitted by the EBAC, provided that:
(a)	such election shall not take effect for a period of twelve (12) months measured from the date such election is submitted to EBAC in the form required by EBAC; and

(b)	the Participant’s Account shall not be distributed earlier than the fifth (5th) anniversary of the date the Participant’s Account would have been distributed based on his or her initial election, or, in the absence of an initial election, the default election made on his or her behalf. Notwithstanding the foregoing, a Participant’s Account shall be payable upon the Participant’s earlier death or disability (as defined in Section 409A of the Code).
Any distribution election made with respect to contributions made during 2005 and 2006 shall apply to all contributions made during 2005 and 2006, regardless of the source of such contributions or the year in which such contributions were made.

6.3	Distribution Elections—Post-2006 Contributions.

A Participant shall make elections regarding the form and timing of the payment of his or her contributions made after 2006 and any earnings thereon by making distribution elections in the manner required by EBAC concurrent with his or her election to participate under Article III. A Participant shall make such an election for each Plan Year in which contributions are made to the Plan on his or her behalf. A Participant may make separate elections as to the form and timing of distributions with respect to each type of contribution made on his or her behalf (Pre-Tax Contributions, Incentive Bonus Deferrals, Matching Contributions and Transition Benefits) for a Plan Year.

A Participant may elect to change the form of his or her distribution, or the timing of such distribution, or both, at the times permitted by the EBAC, provided that:
(a)	such election shall not take effect for a period of twelve (12) months from the date such election is submitted to EBAC in the form required by EBAC; and

(b)	the Participant’s Account shall not be distributed earlier than the fifth (5th) anniversary of the date the Participant’s Account would have been distributed based on his or her initial election, or, in the absence of an initial election, the default election made on his or her behalf. Notwithstanding the foregoing, a Participant’s Account shall be payable upon the Participant’s earlier death or Disability (as defined in Section 409A of the Code).
Such change may be made with respect to a particular type of contribution, either for all Plan Years in which such contribution was made or with respect to one or more such Plan Years. The Participant shall inform EBAC in the manner required by EBAC regarding which contributions (source and year of contribution) are affected by any election to change the form or timing of a distribution.

6.4	Distribution Elections—Transition Benefit.

A Participant’s Transition Benefit Account under this Plan shall be distributed in the form of a single lump sum payment upon Separation from Service.

A Participant may elect to change the form of his or her distribution, or the timing of such distribution, or both, at the times permitted by the EBAC, provided that:
(a)	such election shall not take effect for a period of twelve (12) months from the date such election is submitted to EBAC in the form required by EBAC; and

(b)	the Participant’s Transition Benefit Account shall not be distributed earlier than the fifth (5th) anniversary of the date the Participant’s Transition Benefit Account would have been distributed based on his or her initial election, or, in the absence of an initial election, the default election made on his or her behalf.

Notwithstanding the foregoing, a Participant’s Account shall be payable upon the Participant’s earlier death or Disability (as defined in Section 409A of the Code).
6.5	Form of Distribution.
(a)	Unless a Participant elects another form of benefit as described in paragraph (b), a Participant’s Account under this Plan shall be distributed in the form of a single lump sum payment upon Separation from Service.

(b)	In lieu of the single lump sum benefit described in paragraph (a), a Participant may elect to receive his or her Account in the form of substantially equal annual installment payments. A Participant may choose to receive between two (2) and ten (10) such payments. However, for purposes of Section 409A of the Code, such installment payments shall be treated as a single payment made on the date the first such installment payment is made.

(c)	Upon a Participant’s death prior to the full distribution of the Participant’s Account, payment will be made to the Participant’s Beneficiary as soon as practicable after the Participant’s death. Such benefit shall be paid in the form of a single lump sum payment, equal either to the balance of the Participant’s undistributed Account, or, if the Participant had commenced installment payments before his death, the amount of the remaining unpaid installment payments.
6.6	Timing of Distribution.
(a)	Each Participant shall make an election as to the timing of the distribution of his or her Account upon his or her Separation from Service with the Corporation or a Participating Employer. For post-2006 contributions, a Participant may, but is not required to, make an election to receive a distribution of all or part of his or her Account prior to his or her Separation from Service.

(b)	A Participant shall elect to receive a distribution of his or her Account following his or her Separation from Service with the Corporation or a Participating Employer on one of the following dates:
(i)	his or her date of Separation from Service; or

(ii)	the one year anniversary of his or her date of Separation from Service.
Except as otherwise provided herein, payments shall be made no later than the ninetieth (90th) day following the date elected by the Participant in accordance with this paragraph (b).

(c)	A Participant who elects to receive his or her distribution on a date occurring prior to his or her Separation from Service shall elect the month and year in which such distribution will be made, provided that such year shall not be earlier than the second (2nd) Plan Year following the Plan Year in which the Participant contributes the amounts to be so distributed. Distributions shall be made on the 10th day of the designated month, provided that if the 10th day of the month is not a business day, as determined by EBAC, such payment shall be made on the business day immediately prior. A Participant who elects a distribution prior to Separation from Service under this paragraph (c) shall be deemed to have made an election to receive a distribution on the earlier of his or her date of distribution elected under this paragraph (c) or his or her date of Separation from Service.

(d)	In the event a Participant who has elected to receive a distribution under paragraph (c) incurs a Separation from Service with the Corporation or a Participating Employer prior to the designated date of distribution, such distribution shall be made in accordance with the Participant’s election under paragraph (b).
6.7	Small Payments.

Notwithstanding Section 6.5, if the value of a Participant’s Account under this Plan is less than the limit under Section 402(g) of the Code ($15,500 for 2008), determined as of the date of the Participant’s Separation from Service with the Participating Employer, an automatic lump sum payment of such amount shall be made to the Participant (or his Beneficiary in the event of the Participant’s death before commencement of his retirement benefit) as soon as practicable following the Participant’s Separation from Service.

Notwithstanding any provision of the Plan to the contrary, upon payment of such lump sum value, no other benefit shall be payable hereunder to the Participant or his Beneficiary.

6.8	Emergency Payments.

A Participant may from time to time request, in such manner as may be satisfactory to the EBAC, that the Board authorize an unforeseeable emergency payment to such Participant. Any such distribution shall be for the sole purpose of enabling such Participant to meet his or her severe financial hardship resulting from: an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty; or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Children’s educational expenses and the purchase or improvement of a residence are specifically excluded as events deemed to constitute an emergency for purposes of this Section 6.8.

The amount payable to a Participant under this Section 6.8 shall not exceed the lesser of the amount reasonably necessary to satisfy the emergency need (including amounts required to pay taxes and penalties arising from such distribution) or the balance in the Participant’s Pre-Tax Contributions Account, excluding any earnings thereon. In determining the amount to be distributed, the EBAC shall take into account amounts reasonably available from other resources of the Participant.

6.9	Restriction on Timing of Distributions.

In the event that any stock of the Corporation or any entity within the same controlled group (as defined in Section 414(b) of the Code), is publicly traded on an established securities market as defined in Section 1.409A-1(i) of the Regulations under Section 409A of the Code, distributions upon Separation from Service to a Specified Employee may not commence before the date that is six (6) months after the Specified Employee’s date of Separation from Service, or, if earlier than the end of the six-month period, the date of the death of the Specified Employee.

If a Participant’s distribution is restricted under this Section 6.9, such distribution shall be made on the earlier of the first day of the seventh month following the date of the Participant’s Separation from Service or the date of the Specified Employee’s death. All subsequent distributions shall be paid in the manner specified under Section 6.5.

ARTICLE VII
VESTING
Subject to Article IX, a Participant has a non-forfeitable interest in his or her Account under this Plan at all times.

ARTICLE VIII
ADMINISTRATION, FUNDING AND AMENDMENT/TERMINATION
8.1	Administration.

The Committees shall have full discretion to interpret and administer this Plan and their decisions in any matter involving the interpretation and application of this Plan shall be final and binding on all parties.

8.2	Funding.

This Plan will be unfunded. Contributions are intended to be invested under a Rabbi Trust and remain part of the general assets of the Corporation. Benefits under this Plan will be paid from the general assets of the Participating Employers and from Corporation-held assets intended to be held under the Rabbi Trust. The rights of a Participant or Beneficiary shall be those of an unsecured creditor of the Corporation and the Participating Employers.

8.3	Amendment and Termination.

The Corporation reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of its Board or the Board’s duly appointed delegate. No amendment shall reduce the Account credited to a Participant under this Plan as of the amendment date, except to the extent that the Participant agrees in writing to such reduction.

ARTICLE IX
GENERAL PROVISIONS
9.1	Compliance with Section 409A.

This Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409A. To the extent that any provision of this Plan violates Section 409A, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective.

9.2	Payment to Minors and Incompetents.

If any Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the EBAC or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, payment will be made to such person or institution as the EBAC may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

9.3	No Contract.

This Plan shall not be deemed a contract of employment with any Participant, nor shall any provision of the Plan affect the right of the Corporation or any Affiliate to terminate a Participant’s employment.

9.4	Use of Masculine and Feminine; Singular and Plural.

Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

9.5	Non-Alienation of Benefits.

No amount payable to, or held under the Plan for the account of, any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his or her debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

9.6	Governing Law.

The provisions of the Plan shall be interpreted, construed, and administered in accordance with the laws of the Commonwealth of Massachusetts.

9.7	Captions.

The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.